EXHIBIT 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
January 30, 2018	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Earnings

for the Fourth Quarter and Year of 2017

WASHINGTON, D.C. and CHARLESTON, WV—United Bankshares, Inc. (NASDAQ: UBSI), today reported earnings for the fourth quarter and year of 2017. Earnings for the fourth quarter of 2017 were $18.0 million or $0.17 per diluted share as compared to earnings of $39.1 million or $0.51 per diluted share for the fourth quarter of 2016. The results for the fourth quarter of 2017 included additional income tax expense of $37.7 million or $0.36 per diluted share related to the estimated impact of the enactment of the Tax Cuts and Jobs Act (the Tax Act). Earnings for the year of 2017 were $150.6 million or $1.54 per diluted share as compared to earnings of $147.1 million or $1.99 per diluted share for the year of 2016. The results for the year of 2017 were impacted by $0.39 per diluted share for the additional income tax expense of $37.7 million related to the Tax Act.

“The year of 2017 was another successful year for United Bankshares,” stated Richard M. Adams, United’s Chairman of the Board and Chief Executive Officer. “We increased earnings before income taxes to a record $285 million. We increased dividends to $1.33 per share which represented the 44th consecutive year of dividend increases to our shareholders. This is a record only one other major banking company in the USA has been able to achieve. In addition, we completed our merger with Cardinal Financial Corporation (Cardinal), the 31st and largest acquisition under the current administration.”

On April 21, 2017, United completed its acquisition of Cardinal of Tysons Corner, Virginia. On June 3, 2016, United completed its acquisition of Bank of Georgetown of Washington, D.C. Both the results of operations of Cardinal and Bank of Georgetown are included in the consolidated results of operations from their respective dates of acquisition. Also, United consolidated its banking subsidiaries during the fourth quarter of 2017. As a result of the Cardinal acquisition, the fourth quarter and year of 2017 were impacted by increased levels of average balances, income, and expense as compared to the fourth quarter and year of 2016 which were impacted by increased levels of average balances, income, and expense due to the Bank of Georgetown acquisition. In addition, the fourth quarter and year of 2017 included merger-related expenses of $1.8 million and $26.8 million, respectively, as compared to merger-related expenses of $523 thousand and $6.1 million for the fourth quarter and year of 2016, respectively.

Net interest income for the fourth quarter of 2017 was $154.9 million, which was an increase of $41.6 million or 37% from the fourth quarter of 2016. The $41.6 million increase in net interest income occurred because total interest income increased $50.9 million while total interest expense only increased $9.3 million from the fourth quarter of 2016. Tax-equivalent net interest income, which adjusts for the tax-favored status of income from certain loans and investments, for the fourth quarter of 2017 was $157.1 million, an increase of

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January 30, 2018

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$42.3 million or 37% from the fourth quarter of 2016 due mainly to an increase in average earning assets from the Cardinal acquisition. Average earning assets for the fourth quarter of 2017 increased $3.9 billion or 31% from the fourth quarter of 2016 due mainly to a $2.9 billion or 28% increase in average net loans. Average short-term investments increased $439.8 million or 47% while average investment securities increased $580.3 million or 42%. The fourth quarter of 2017 average yield on earning assets increased 29 basis points from the fourth quarter of 2016 due to additional loan accretion of $8.7 million on acquired loans and higher market interest rates. Partially offsetting the increases to tax-equivalent net interest income for the fourth quarter of 2017 was an increase of 22 basis points in the average cost of funds as compared to the fourth quarter of 2016 due to the higher market interest rates. The net interest margin of 3.77% for the fourth quarter of 2017 was an increase of 15 basis points from the net interest margin of 3.62% for the fourth quarter of 2016.

Net interest income for the year of 2017 was $549.0 million, which was an increase of $123.7 million or 29% from the year of 2016. The $123.7 million increase in net interest income occurred because total interest income increased $153.5 million while total interest expense only increased $29.8 million from the year of 2016. Tax-equivalent net interest income for the year of 2017 was $557.4 million, an increase of $126.0 million or 29% from the year of 2016. This increase in tax-equivalent net interest income was primarily attributable to an increase in average earning assets from the Cardinal acquisition. Average earning assets increased $3.6 billion or 30% from the year of 2016 as average net loans increased $2.6 billion or 26% for the year of 2017. Average investment securities increased $401.3 million or 30%. In addition, the average yield on earning assets increased 7 basis points from the year of 2016 due to additional loan accretion of $20.4 million on acquired loans and higher market interest rates. Partially offsetting the increases to tax-equivalent net interest income for the year of 2017 was an increase of 16 basis points in the average cost of funds as compared to the year of 2016 due to higher market interest rates. The net interest margin of 3.58% for the year of 2017 was a decrease of 4 basis points from the net interest margin of 3.62% for the year of 2016.

On a linked-quarter basis, net interest income for the fourth quarter of 2017 increased $4.6 million or 3% from the third quarter of 2017. The $4.6 million increase in net interest income occurred because total interest income increased $4.9 million while total interest expense only increased $355 thousand from the third quarter of 2017. Tax-equivalent net interest income for the fourth quarter of 2017 increased $4.8 million or 3% due mainly to an increase in the average yield on earning assets. The yield on average earning assets for the fourth quarter of 2017 increased 13 basis points from the third quarter of 2017 due to additional loan accretion of $4.0 million and higher market interest rates. Average earning assets were relatively flat for the quarter, decreasing $11.0 million or less than 1%. Average net loans decreased $305.3 million or 2% while average short-term investments increased $124.1 million or 10% and average investment securities increased $170.2 million or 9%, respectively. Partially offsetting the increases to tax-equivalent net interest income for the fourth quarter of 2017 was an increase of 4 basis points in the average cost of funds as compared to the third quarter of 2017. The net interest margin of 3.77% for the fourth quarter of 2017 was an increase of 12 basis points from the net interest margin of 3.65% for the third quarter of 2017.

For the quarters ended December 31, 2017 and 2016, the provision for loan losses was $7.0 million and $5.8 million, respectively, while the provision for the year of 2017 was $28.4 million as compared to $24.5 million for the year of 2016. Net charge-offs were $5.3 million and $24.6 million for the fourth quarter and year of 2017, respectively, as compared to $5.7 million and $27.5 million for the same time periods in 2016. Annualized net charge-offs as a percentage of average loans were 0.16% and 0.20% for the fourth quarter and year of 2017, respectively. On a linked-quarter basis, the provision for loan losses for the fourth quarter of 2017 decreased $302 thousand while net charge-offs decreased $60 thousand from the third quarter of 2017.

United Bankshares, Inc. Announces…

January 30, 2018

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Noninterest income for the fourth quarter of 2017 was $32.8 million, which was an increase of $16.1 million or 97% from the fourth quarter of 2016. The increase was due mainly to an increase of $14.4 million in income from mortgage banking activities due to increased production and sales of mortgage loans in the secondary market. As part of the Cardinal acquisition, United acquired Cardinal’s mortgage banking subsidiary, George Mason Mortgage, LLC (George Mason). George Mason is the largest locally headquartered home mortgage lender in the D.C. Metro region with offices located in Virginia, Maryland, North Carolina, South Carolina and the District of Columbia.

Noninterest income for the year of 2017 was $131.6 million, which was an increase of $61.6 million or 88% from the year of 2016. Once again, the increase was mainly due to increased production and sales of mortgage loans in the secondary market because of the acquisition of Cardinal and its mortgage banking subsidiary, George Mason. Income from mortgage banking activities for the year of 2017 increased $55.5 million from the year of 2016. Also, net gains on the sales, calls and redemption of investment securities for the year of 2017 increased $5.3 million from the year of 2016 due mainly to a net gain of $3.8 million on the redemption of an investment security during the first quarter of 2017.

On a linked-quarter basis, noninterest income for the fourth quarter of 2017 decreased $5.5 million or 14% from the third quarter of 2017 due mainly to a decline of $5.1 million in income from mortgage banking activities due to decreased production and sales of mortgage loans in the secondary market. The decline was due mainly to a typical seasonal slowdown.

Noninterest expense for the fourth quarter of 2017 was $95.8 million, an increase of $33.3 million or 53% from the fourth quarter of 2016 due mainly to the additional employees and branch offices from the Cardinal acquisition as most major categories of noninterest expense showed increases. In particular, employee compensation increased $16.9 million, employee benefits increased $2.2 million, net occupancy expenses increased $2.4 million, and data processing expense increased $1.8 million. In addition, within other expense, merger-related expenses increased $1.3 million and amortization of core deposit intangibles increased $1.2 million.

Noninterest expense for the year of 2017 was $367.4 million, an increase of $119.2 million or 48% from the year of 2016 due mainly to the additional employees and branch offices from the Cardinal acquisition as most major categories of noninterest expense showed increases. Employee compensation increased $71.0 million which includes an increase of $12.1 million in merger severance charges. Otherwise, employee compensation increased due to higher employee incentives and commissions expense mainly related to the mortgage banking production of George Mason. Employee benefits increased $8.2 million, net occupancy expenses increased $11.5 million which includes an increase of $4.4 million for the termination of leases and a reduction in value of leasehold improvements for closed offices, and data processing expense increased $5.7 million which included a contract termination penalty of $525 thousand. In addition, within other expense, other merger-related expenses increased $4.8 million and amortization of core deposit intangibles increased $3.8 million.

United Bankshares, Inc. Announces…

January 30, 2018

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On a linked-quarter basis, noninterest expense for the fourth quarter of 2017 was relatively flat from the third quarter of 2017, decreasing $874 thousand or less than 1%. Employee compensation decreased $3.3 million due mainly to a decrease in commissions expense related to the decline in production and sales of mortgage loans in the secondary market. In addition, OREO expense decreased $1.4 million due to fewer declines in the fair value of OREO properties. Partially offsetting these decreases were increases in merger-related expenses of $1.3 million and business franchise taxes of $990 thousand within other expense.

For the fourth quarter of 2017, income tax expense was $66.9 million, an increase of $44.4 million from the fourth quarter of 2016 mainly due to the previously mentioned additional income tax expense of $37.7 million related to the estimated impact of the Tax Act and to higher earnings. For the year of 2017, income tax expense was $134.2 million, an increase of $58.7 million from the year of 2016 due to the additional income tax expense related to the estimated impact of the Tax Act and to higher earnings. On a linked-quarter basis, income tax expense increased $39.1 million due to the additional income tax expense related to the estimated impact of the Tax Act. The additional income tax expense related to the estimated impact of the Tax Act resulted primarily from the revaluation of United’s deferred tax assets and liabilities using a lower enacted corporate tax rate. United’s effective tax rate was approximately 78.8% for the fourth quarter of 2017, 36.5% for the fourth quarter of 2016 and 32.9% for the third quarter of 2017. For the years of 2017 and 2016, United’s effective tax rate was 47.1% and 33.9%, respectively. The higher effective tax rates for the fourth quarter and year of 2017 were due to impact of the Tax Act.

United’s asset quality continues to be sound. At December 31, 2017, nonperforming loans were $168.7 million, or 1.30% of loans, net of unearned income as compared to nonperforming loans of $168.40 million or 1.28% of loans, net of unearned income at September 30, 2017 and $113.3 million, or 1.10% of loans, net of unearned income, at December 31, 2016. As of December 31, 2017, the allowance for loan losses was $76.6 million or 0.59% of loans, net of unearned income, as compared to $74.9 million or 0.57% of loans, net of unearned income at September 30, 2017 and $72.8 million or 0.70% of loans, net of unearned income, at December 31, 2016. Total nonperforming assets of $193.1 million, including OREO of $24.3 million at December 31, 2017, represented 1.01% of total assets as compared to nonperforming assets of $195.2 million or 1.02% at September 30, 2017 and nonperforming assets of $144.8 million or 1.00% of total assets at December 31, 2016.

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 14.2% at December 31, 2017 while its estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 12.0%, 12.0% and 10.1%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%.

As of December 31, 2017, United had consolidated assets of approximately $19.1 billion with 144 full service offices in West Virginia, Virginia, Maryland, Ohio, Pennsylvania and Washington, D.C. United Bankshares stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

United Bankshares, Inc. Announces…

January 30, 2018

Page Five

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its December 31, 2017 consolidated financial statements on Form 10-K. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2017 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 35%.

Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of common equity are presented. These two measures, along with others, are used by management to analyze capital adequacy.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended		Year Ended
	December 31 2017	December 31 2016	December 31 2017	December 31 2016
EARNINGS SUMMARY:
Interest income	$176,518	$125,621	$623,806	$470,341
Interest expense	21,662	12,368	74,809	45,010

Net interest income	154,856	113,253	548,997	425,331
Provision for loan losses	6,977	5,819	28,406	24,509
Noninterest income	32,764	16,652	131,645	70,032
Noninterest expenses	95,778	62,508	367,409	248,196

Income before income taxes	84,865	61,578	284,827	222,658
Income taxes	66,890	22,472	134,246	75,575

Net income	$17,975	$39,106	$150,581	$147,083

PER COMMON SHARE:
Net income:
Basic	$0.17	$0.51	$1.54	$2.00
Diluted	0.17	0.51	1.54	1.99
Cash dividends	$0.34	$0.33	1.33	1.32
Book value			30.85	27.59
Closing market price			$34.75	$46.25
Common shares outstanding:
Actual at period end, net of treasury shares			105,040,648	81,039,974
Weighted average- basic	104,808,260	76,863,906	97,502,633	73,531,992
Weighted average- diluted	105,125,326	77,303,310	97,890,078	73,893,127

FINANCIAL RATIOS:
Return on average assets	0.38%	1.10%	0.85%	1.10%
Return on average shareholders’ equity	2.17%	7.50%	5.09%	7.67%
Average equity to average assets	17.40%	14.62%	16.80%	14.34%
Net interest margin	3.77%	3.62%	3.58%	3.62%

	December 31 2017	December 31 2016	December 31 2015	September 30 2017
PERIOD END BALANCES:
Assets	$19,058,959	$14,505,892	$12,577,944	$19,129,978
Earning assets	16,741,819	12,939,508	11,243,862	16,751,643
Loans, net of unearned income	13,011,421	10,341,137	9,384,080	13,140,468
Loans held for sale	265,955	8,445	10,681	315,031
Investment securities	2,071,645	1,403,638	1,204,182	1,836,725
Total deposits	13,830,591	10,796,867	9,341,527	13,875,297
Shareholders’ equity	3,240,530	2,235,747	1,712,635	3,263,843

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income
	Three Months Ended
	December 2017	December 2016	September 2017	June 2017	March 2017
Interest & Loan Fees Income (GAAP)	$176,518	$125,621	$171,583	$154,947	$120,758
Tax equivalent adjustment	2,261	1,559	2,092	2,512	1,564

Interest & Fees Income (FTE) (non-GAAP)	178,779	127,180	173,675	157,459	122,322
Interest Expense	21,662	12,368	21,307	18,702	13,138

Net Interest Income (FTE) (non-GAAP)	157,117	114,812	152,368	138,757	109,184
Provision for Loan Losses	6,977	5,819	7,279	8,251	5,899
Non-Interest Income:
Fees from trust & brokerage services	4,848	4,485	5,052	4,745	4,886
Fees from deposit services	8,644	8,189	8,744	8,528	7,706
Bankcard fees and merchant discounts	1,363	1,461	1,332	1,216	884
Other charges, commissions, and fees	524	334	535	521	477
Income from bank owned life insurance	1,232	881	1,403	1,258	1,217
Mortgage banking income	15,310	951	20,385	22,537	675
Other non-interest revenue	413	289	311	954	361
Net other-than-temporary impairment losses	0	0	0	(16)	(44)
Net gains on sales/calls of investment securities	430	62	467	763	3,984

Total Non-Interest Income	32,764	16,652	38,229	40,506	20,146

Non-Interest Expense:
Employee compensation	41,007	24,158	44,308	55,461	23,471
Employee benefits	9,771	7,585	9,578	10,329	7,465
Net occupancy	9,006	6,584	9,364	13,913	6,784
Data processing	6,048	4,276	5,597	5,331	4,043
Amortization of intangibles	2,391	1,158	2,240	2,093	1,048
OREO expense	1,352	1,190	2,713	524	1,414
FDIC expense	1,989	2,207	1,540	1,771	1,751
Other expenses	24,214	15,350	21,312	22,715	16,866

Total Non-Interest Expense	95,778	62,508	96,652	112,137	62,842

Income Before Income Taxes (FTE) (non-GAAP)	87,126	63,137	86,666	58,875	60,589
Tax equivalent adjustment	2,261	1,559	2,092	2,512	1,564

Income Before Income Taxes (GAAP)	84,865	61,578	84,574	56,363	59,025
Taxes	66,890	22,472	27,836	19,304	20,216

Net Income	$17,975	$39,106	$56,738	$37,059	$38,809

MEMO: Effective Tax Rate	78.82%	36.49%	32.91%	34.25%	34.25%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income
	Year Ended
	December 2017	December 2016	December 2015	December 2014
Interest & Loan Fees Income (GAAP)	$623,806	$470,341	$423,630	$418,542
Tax equivalent adjustment	8,429	6,121	6,486	6,316

Interest & Fees Income (FTE) (non-GAAP)	632,235	476,462	430,116	424,858
Interest Expense	74,809	45,010	39,506	42,834

Net Interest Income (FTE) (non-GAAP)	557,426	431,452	390,610	382,024
Provision for Loan Losses	28,406	24,509	22,574	21,937
Non-Interest Income:
Fees from trust & brokerage services	19,531	19,037	19,085	18,141
Fees from deposit services	33,622	32,858	37,962	42,372
Bankcard fees and merchant discounts	4,795	5,215	4,786	4,207
Other charges, commissions, and fees	2,057	2,059	2,141	2,049
Income from bank owned life insurance	5,110	5,794	5,557	5,300
Mortgage banking income	58,907	3,450	2,507	1,876
Net gain on the sale of bank premises	0	0	0	8,976
Other non-interest revenue	2,039	1,339	1,433	1,153
Net other-than-temporary impairment losses	(60)	(33)	(47)	(6,478)
Net gains on sales/calls of investment securities	5,644	313	202	3,366

Total Non-Interest Income	131,645	70,032	73,626	80,962

Non-Interest Expense:
Employee compensation	164,247	93,281	88,123	90,823
Employee benefits	37,143	28,965	27,086	20,457
Net occupancy	39,067	27,529	24,301	25,796
Data processing	21,019	15,280	14,867	14,455
Amortization of intangibles	7,772	3,944	3,420	4,021
OREO expense	6,003	5,844	3,613	7,740
FDIC expense	7,051	8,548	8,367	7,565
Prepayment penalty on FHLB advance	0	0	0	1,971
Other expenses	85,107	64,805	61,910	67,019

Total Non-Interest Expense	367,409	248,196	231,687	239,847

Income Before Income Taxes (FTE) (non-GAAP)	293,256	228,779	209,975	201,202
Tax equivalent adjustment	8,429	6,121	6,486	6,316

Income Before Income Taxes (GAAP)	284,827	222,658	203,489	194,886
Taxes	134,246	75,575	65,530	64,998

Net Income	$150,581	$147,083	$137,959	$129,888

MEMO: Effective Tax Rate	47.13%	33.94%	32.20%	33.35%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets
	December 31 2017 Q-T-D Average	December 31 2016 Q-T-D Average	December 31 2017	December 31 2016	December 31 2015
Cash & Cash Equivalents	$1,562,187	$1,094,122	$1,666,167	$1,434,527	$857,335
Securities Available for Sale	1,785,892	1,233,147	1,888,756	1,259,214	1,066,334
Securities Held to Maturity	20,040	33,414	20,428	33,258	39,099
Other Investment Securities	156,873	115,944	162,461	111,166	98,749

Total Securities	1,962,805	1,382,505	2,071,645	1,403,638	1,204,182

Total Cash and Securities	3,524,992	2,476,627	3,737,812	2,838,165	2,061,517

Loans Held for Sale	263,605	9,480	265,955	8,445	10,681
Commercial Loans	9,845,362	7,847,555	9,822,027	7,783,478	7,096,595
Mortgage Loans	2,451,170	1,945,245	2,443,780	1,938,707	1,843,518
Consumer Loans	760,372	619,183	761,530	634,534	458,839

Gross Loans	13,056,904	10,411,983	13,027,337	10,356,719	9,398,952
Unearned Income	(15,852)	(15,712)	(15,916)	(15,582)	(14,872)

Loans, Net of Unearned Income	13,041,052	10,396,271	13,011,421	10,341,137	9,384,080
Allowance for Loan Losses	(75,007)	(72,666)	(76,627)	(72,771)	(75,726)
Goodwill	1,486,810	867,313	1,478,380	863,767	710,252
Other Intangibles	46,883	23,507	44,986	22,954	17,840

Total Intangibles	1,533,693	890,820	1,523,366	886,721	728,092
Real Estate Owned	25,798	32,314	24,348	31,510	32,228
Other Assets	579,741	459,243	572,684	475,685	437,072

Total Assets	$18,893,874	$14,192,089	$19,058,959	$14,508,892	$12,577,944

MEMO: Earning Assets	$16,563,279	$12,646,642	$16,741,819	$12,939,508	$11,243,862

Interest-bearing Deposits	$9,518,792	$7,302,256	$9,535,904	$7,625,026	$6,641,569
Noninterest-bearing Deposits	4,279,825	3,114,684	4,294,687	3,171,841	2,699,958

Total Deposits	13,798,617	10,416,940	13,830,591	10,796,867	9,341,527
Short-term Borrowings	344,164	449,163	477,587	209,551	423,028
Long-term Borrowings	1,364,091	1,172,081	1,363,977	1,172,026	1,015,249

Total Borrowings	1,708,255	1,621,244	1,841,564	1,381,577	1,438,277
Other Liabilities	99,310	79,094	146,274	94,701	85,505

Total Liabilities	15,606,182	12,117,278	15,818,429	12,273,145	10,865,309

Preferred Equity	—	—	—	—	—
Common Equity	3,287,692	2,074,811	3,240,530	2,235,747	1,712,635

Total Shareholders’ Equity	3,287,692	2,074,811	3,240,530	2,235,747	1,712,635

Total Liabilities & Equity	$18,893,874	$14,192,089	$19,058,959	$14,508,892	$12,577,944

MEMO: Interest-bearing Liabilities	$11,227,047	$8,923,500	$11,377,468	$9,006,603	$8,079,846

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	December 2017	December 2016	September 2017	June 2017	March 2017
Quarterly Share Data:
Earnings Per Share:
Basic	$0.17	$0.51	$0.54	$0.37	$0.48
Diluted	$0.17	$0.51	$0.54	$0.37	$0.48
Common Dividend Declared Per Share	$0.34	$0.33	$0.33	$0.33	$0.33
High Common Stock Price	$38.45	$49.35	$40.45	$42.60	$47.30
Low Common Stock Price	$33.60	$36.52	$31.70	$37.45	$39.45
Average Shares Outstanding (Net of Treasury Stock):
Basic	104,808,260	76,863,906	104,760,153	99,197,807	80,902,368
Diluted	105,125,326	77,303,310	105,068,122	99,620,045	81,306,540
Tax Applicable to Security Sales/Calls	$159	$23	$173	$282	$1,474
Common Dividends	$35,715	$25,315	$34,642	$34,621	$26,777
Dividend Payout Ratio	198.69%	64.73%	61.06%	93.42%	69.00%

	Year Ended
	December 2017	December 2016	December 2015	December 2014
YTD Share Data:
Earnings Per Share:
Basic	$1.54	$2.00	$1.99	$1.93
Diluted	$1.54	$1.99	$1.98	$1.92
Common Dividend Declared Per Share	$1.33	$1.32	$1.29	$1.28
Average Shares Outstanding (Net of Treasury Stock):
Basic	97,502,633	73,531,992	69,334,849	67,404,254
Diluted	97,890,078	73,893,127	69,625,531	67,648,673
Tax Applicable to Security Sales/Calls	$2,088	$114	$73	$1,178
Common Dividends	$131,755	$98,696	$89,667	$88,522
Dividend Payout Ratio	87.50%	67.10%	65.00%	68.15%
EOP Employees (full-time equivalent)	2,381	1,701	1,701	1,703

	Three Months Ended
	December 2017	December 2016	September 2017	June 2017	March 2017
EOP Share Data:
Book Value Per Share	$30.85	$27.59	$31.09	$30.85	$27.76
Tangible Book Value Per Share (1)	$16.35	$16.65	$16.47	$16.19	$16.85
52-week High Common Stock Price	$47.30	$49.35	$49.35	$49.35	$49.35
Date	01/03/17	12/12/16	12/12/16	12/12/16	12/12/16
52-week Low Common Stock Price	$31.70	$32.22	$31.70	$35.91	$34.50
Date	09/07/17	02/11/16	09/07/17	07/06/16	06/27/16
EOP Shares Outstanding (Net of Treasury Stock):	105,040,648	81,039,974	104,983,126	104,946,351	81,151,257

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$3,240,530	$2,235,747	$3,263,843	$3,237,421	$2,252,859
Less: Total Intangibles	(1,523,366)	(886,721)	(1,535,133)	(1,538,640)	(885,674)

Tangible Equity (non-GAAP)	$1,717,164	$1,349,026	$1,728,710	$1,698,781	$1,367,185
÷ EOP Shares Outstanding (Net of Treasury Stock)	105,040,648	81,039,974	104,983,126	104,946,351	81,151,257
Tangible Book Value Per Share (non-GAAP)	$16.35	$16.65	$16.47	$16.19	$16.85

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Three Months Ended
December	December	September	June	March
2017	2016	2017	2017	2017
Selected Yields and Net Interest Margin:
Net Loans	4.84%	4.50%	4.61%	4.38%	4.34%
Investment Securities	2.60%	2.68%	2.61%	2.52%	2.84%
Money Market Investments/FFS	1.36%	0.48%	1.55%	1.12%	0.87%
Average Earning Assets Yield	4.29%	4.00%	4.16%	3.91%	3.85%
Interest-bearing Deposits	0.60%	0.43%	0.57%	0.53%	0.45%
Short-term Borrowings	0.50%	0.40%	0.52%	0.49%	0.54%
Long-term Borrowings	1.97%	1.38%	1.93%	1.72%	1.52%
Average Liability Costs	0.77%	0.55%	0.73%	0.66%	0.59%
Net Interest Spread	3.52%	3.45%	3.43%	3.25%	3.26%
Net Interest Margin	3.77%	3.62%	3.65%	3.44%	3.43%

Selected Financial Ratios:
Return on Average Common Equity	2.17%	7.50%	6.89%	4.93%	6.98%
Return on Average Assets	0.38%	1.10%	1.19%	0.82%	1.09%
Efficiency Ratio	51.05%	48.12%	51.27%	63.44%	49.19%

Year Ended
December	December	December	December
2017	2016	2015	2014
Selected Yields and Net Interest Margin:
Net Loans	4.56%	4.38%	4.33%	4.49%
Investment Securities	2.63%	2.89%	2.87%	2.81%
Money Market Investments/FFS	1.23%	0.51%	0.27%	0.25%
Average Earning Assets Yield	4.07%	4.00%	3.94%	4.12%
Interest-bearing Deposits	0.54%	0.42%	0.42%	0.45%
Short-term Borrowings	0.51%	0.39%	0.26%	0.22%
Long-term Borrowings	1.80%	1.28%	1.08%	1.42%
Average Liability Costs	0.69%	0.53%	0.50%	0.56%
Net Interest Spread	3.38%	3.47%	3.44%	3.56%
Net Interest Margin	3.58%	3.62%	3.58%	3.71%

Selected Financial Ratios:
Return on Average Common Equity	5.09%	7.67%	8.10%	8.13%
Return on Average Assets	0.85%	1.10%	1.12%	1.11%
Loan / Deposit Ratio	94.08%	95.78%	100.46%	100.65%
Allowance for Loan Losses/ Loans, Net of Unearned Income	0.59%	0.70%	0.81%	0.83%
Allowance for Credit Losses (1)/ Loans, Net of Unearned Income	0.59%	0.71%	0.82%	0.85%
Nonaccrual Loans / Loans, Net of Unearned Income	0.84%	0.81%	0.97%	0.82%
90-Day Past Due Loans/ Loans, Net of Unearned Income	0.08%	0.08%	0.12%	0.13%
Non-performing Loans/ Loans, Net of Unearned Income	1.30%	1.10%	1.35%	1.20%
Non-performing Assets/ Total Assets	1.01%	1.00%	1.26%	1.20%
Primary Capital Ratio	17.34%	15.84%	14.14%	13.97%
Shareholders’ Equity Ratio	17.00%	15.41%	13.62%	13.43%
Price / Book Ratio	1.13	x	1.68	x	1.50	x	1.57	x
Price / Earnings Ratio	22.59	x	23.24	x	18.67	x	19.50	x
Efficiency Ratio	53.98%	50.10%	50.61%	52.52%

Note:

(1)	Includes allowance for loan losses and reserve for lending-related commitments

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Year Ended
	December 31 2017	September 2017	June 2017	December 31 2017
Mortgage Banking Data – George Mason:
Applications	$906,000	$1,064,000	$1,367,000	$3,337,000
Loans originated	688,952	858,625	786,318	2,333,895
Loans sold	$753,005	$887,711	$710,097	$2,350,813
Purchase money % of loans closed	77%	81%	87%	82%
Realized gain on sales and fees as a % of loans sold	2.72%	2.75%	2.96%	2.80%
Net interest income	$(123)	$(36)	$90	$(69)
Other income	16,203	19,936	22,393	58,532
Other expense	19,328	24,036	18,708	62,072
Income taxes	(862)	(1,332)	1,293	(901)
Net income	$(2,386)	$(2,804)	$2,482	$(2,708)

	December 2017	September 2017	June 2017
Period End Mortgage Banking Data – George Mason:
Locked pipeline	$157,130	$245,986	$387,710

	December 2017	December 2016	September 2017	June 2017	March 2017
Asset Quality Data:
EOP Non-Accrual Loans	$108,803	$83,525	$100,016	$96,679	$90,596
EOP 90-Day Past Due Loans	9,803	8,586	22,249	8,489	6,714
EOP Restructured Loans (1)	50,129	21,152	46,132	49,037	24,028

Total EOP Non-performing Loans	$168,735	$113,263	$168,397	$154,205	$121,338
EOP Other Real Estate & Assets Owned	24,348	31,510	26,826	28,157	29,902

Total EOP Non-performing Assets	$193,083	$144,773	$195,223	$182,362	$151,240

	Three Months Ended		Year Ended
	December 2017	December 2016	December 2017	December 2016	December 2015
Allowance for Loan Losses:
Beginning Balance	$74,926	$72,657	$72,771	$75,726	$75,529
Provision for Loan Losses	6,977	5,819	28,406	24,509	22,574

	81,903	78,476	101,177	100,235	98,103
Gross Charge-offs	(9,299)	(8,655)	(32,863)	(36,180)	(25,499)
Recoveries	4,023	2,950	8,313	8,716	3,122

Net Charge-offs	(5,276)	(5,705)	(24,550)	(27,464)	(22,377)

Ending Balance	$76,627	$72,771	$76,627	$72,771	$75,726
Reserve for lending-related commitments	679	1,044	679	1,044	936

Allowance for Credit Losses (2)	$77,306	$73,815	$77,306	$73,815	$76,662

Notes:

(1)	Restructured loans with an aggregate balance of $30,868, $29,717, $31,606, $11,522 and $11,106 at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above.
(2)	Includes allowance for loan losses and reserve for lending-related commitments.